                                                                    Exhibit 23.1

                 Consent of the Independent Public Accountants

As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this registration statement.


                                                     /s/  Arthur Andersen L.L.P.

Baltimore, Md.,
February 14, 2000